UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

March 15, 2004

Date of Report

(Date of earliest event reported)

Commission File No. 0-23691

PACIFIC SUNSET INVESTMENTS, INC.

PREDECESSOR: “AUBRYN INTERNATIONAL, INC.”

(Name of Small Business in its Charter)

MINNESOTA                                                                            41-1853992

(State of other Jurisdiction                                                       (I.R.S. Employer Identification

of incorporation or organization)                                                           Number)

Main Address:  2869 India St., San Diego, CA

       92103

Mail Address:  419 Main St., Suite 424   Huntington Beach, CA

       92648

( Address of Principal Executive Officers)

    (Zip Code)

Registrant’s telephone number including area code:  (909) 938-7917

Fax Number (619) 688-1298

ITEM 5.     Other Events and Regulation FD Disclosure.

During the first quarter of 2004, registrant issued 13,111,633 restricted shares of common stock to a combination of 17 individuals and/or entities to eliminate approximately $500,000 of debt that was outstanding.  The registrant believed that eliminating a large portion of the company’s debt in exchange for equity would better position the company for potential mergers and/or acquisitions.   The registrant additionally issued restricted stock to the Board of Directors for compensation for 2003 and the current year, 2004. During the past two years, the Officers and Board of Directors has provided the majority of the funds necessary for working capital.  The outstanding debt to various directors has also been eliminated by issuing 1,950,000 restricted shares to those board members.   This issuance brings the company current on compensation and eliminates all outstanding officer and/or director debt as of March 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2004

PACIFIC SUNSET INVESTMENTS, INC.

(Registrant)

By:

    /s/  R. Bruce Harris

/s/ Hector Veron

    ----------------------------

----------------------------

    R. Bruce Harris

Hector Veron

    President, Board Chairman

Vice Pres./ Director

    (909)938-7917

 (909) 938-7917

  /s/  Maurice H. Madrid

/s/  Frank De Santis

                -----------------------------

----------------------------

    Maurice H. Madrid

  Frank De Santis

    Actg.Secretary Director

  Director / Legal Counsel

    (909)938-7917

  (619)688-1199

 /s/ Song Liping

  ------------------------------

   Song Liping

                Director / Chinese Mgr.

   011-8621-58731310